                                                               Exhibit 10.2

                 ADVISORY AND ADMINISTRATIVE SERVICES AGREEMENT
                             THE CHAPMAN FUNDS, INC.
                        The World Trade Center-Baltimore
                              401 East Pratt Street
                                   Suite 2800
                            Baltimore, Maryland 21202


                                                                  April 30, 1997


Chapman Capital Management, Inc.
The World Trade Center-Baltimore
401 East Pratt Street
Suite 2800
Baltimore, Maryland  21202

Dear Sirs:

                  This will confirm the agreement between the undersigned (the "Company") and you as follows:

                  1. General. The Company is an open-end investment company which currently has two investment portfolios -- The Chapman US Treasury Money Fund and The Chapman Institutional Cash Management Fund (individually, a "Fund" and collectively, "Funds"). The Company proposes to engage in the business of investing and reinvesting the assets of each Fund in the manner and in accordance with the investment objectives, policies and limitations specified with respect to each Fund in the Company's Prospectus and Statement of Additional Information (the "Prospectus") included in the Company's Registration Statement, as amended from time to time (the "Registration Statement"), filed under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended. Copies of the Prospectus have been furnished to you. Any amendments to the Prospectus shall be furnished to you promptly.

                  2. Advisory Services. Subject to the supervision and approval of the Company's Board of Directors, you will provide investment management of each Fund's portfolio in accordance with such Fund's investment objectives, policies and limitations as stated in the Prospectus as from time to time in effect. In connection therewith, you will obtain and provide investment research and will supervise each Fund's investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of such Fund's assets. You will place orders for the purchase and sale of portfolio securities and will solicit brokers to execute transactions, including The Chapman Co., in accordance with the Funds' policies and restrictions regarding brokerage allocations. You will furnish to each Fund such statistical information with respect to the investments which such Fund may hold or contemplate purchasing as the Fund may reasonably request.

                  3. Administrative Services. You will supply office facilities, data processing services, clerical, accounting and bookkeeping services, internal auditing services, executive and other administrative services; provide stationery and office supplies; prepare reports to each Fund's stockholders, tax returns and reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities; calculate the net asset value of each Fund's shares; provide persons to serve as the Company's officers and generally assist in all aspects of each Fund's operations.

                  4. Assistance. You may employ or contract with other persons to assist you in the performance of this Agreement. Such persons may include other investment advisory or management firms and officers or employees who are employed by both you and the Company. The fees or other compensation of such persons shall be paid by you and no obligation may be incurred on the Company's behalf to any such person.

                  5. Fees. In consideration of the advisory services rendered pursuant to this Agreement, each Fund will pay you on the first business day of each month a fee at the annual rate of .5 of 1% of the value of the Fund's average daily net assets during the preceding month. In consideration of the administrative services rendered pursuant to this Agreement, each Fund will pay you on the first business day of each month a fee at the annual rate of .1 of 1% of the value of such Fund's average daily net assets during the preceding month. Net asset value shall be computed in the manner, on such days and at such time or times as described in the Funds' Prospectus from time to time. The fee for the period from the effective date of the Registration Statement to the end of the first month thereafter shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

                  6. Expenses.


                           (a)      You will bear all expenses in connection
with the performance of your services under this Agreement. All other expenses to be incurred in the operation of the Funds will be borne by the Funds, except to the extent specifically assumed by you. The expenses to be borne by the Funds include, without limitation, the following: organizational costs, taxes, interest, brokerage fees and commissions and other expenses in any way related to the execution, recording and settlement of portfolio security transactions, fees of Directors who are not also your officers, Securities and Exchange Commission fees, state Blue Sky qualification fees, charges of custodians, transfer and dividend paying agents' premiums for directors and officers liability insurance, costs of fidelity bonds, industry association fees, outside auditing and legal expenses, costs of maintaining corporate existence, costs of maintaining required books and accounts, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of shareholders' reports and meetings, costs of preparing, printing and mailing share certificates, proxy statements and prospectuses, and any extraordinary expenses.

                           (b)      You will bear or will pay all expenses
of each Fund (excluding income, excise and other taxes and any extraordinary expenses) to the extent they exceed .75% of the average daily net assets of the Fund in any year. Such expenses may be borne through a reduction in the advisory and administrative fees payable pursuant to this Agreement and will not exceed the total of such fee. Reductions or payments, if any, will be estimated, reconciled, and effected or paid monthly. If in any month such expenses do not, on an annual basis, exceed .75% of the average daily net assets of such Fund during such month, any prior reductions or payments shall be repaid to Advisor to the extent such repayment shall not cause the expenses of such Fund to exceed
 .75% of the average daily net assets of such Fund during such month. The expense limitation set forth in this subparagraph 6(b) shall be in effect until December 31, 1997 at which time it may be extended as is, increased, decreased or eliminated solely at your option. Notwithstanding the provisions of this subparagraph 6(b), you may, at your option at any time and from time to time, without the agreement of either Fund, further lower the expense limitation for such periods as you see fit.

                           (c)      If in any fiscal year the aggregate
expenses of a Fund (including fees paid to you pursuant to this Agreement, but excluding interest on borrowings, taxes, brokerage and, with the prior written consent of the necessary state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over a Fund, such Fund may deduct from the payment to be made to you under this Agreement, or you will bear, such excess expense to the extent required by state law. Your obligation pursuant hereto will be limited to the amount of your fees hereunder. Such deduction or payment, if any, will be estimated, reconciled and effected or paid, as the case may be, on a monthly basis.

                  7. Liability. You shall exercise your best judgment in rendering the services to be provided to each Fund. Each Fund agrees as an inducement to you and to others who may assist you in providing services to the Funds that you and such other persons shall not be liable for any error of judgment or mistake of law or for any loss suffered by such Fund or the Company and each Fund and the Company agree to indemnify and hold harmless you and such other persons against and from any claims, liabilities, actions, suits, proceedings, judgments or damages (and expenses incurred in connection therewith, including the reasonable cost of investigating or defending same, including, but not limited to attorneys' fees) arising out of any such error of judgment or mistake of law or loss; provided that nothing herein shall be deemed to protect or purport to protect you or any other such person against any liability to the Company or to its security holders to which you or they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder, or by reason of reckless disregard of the obligations and duties hereunder.

                  8. Other Accounts. The Company understands that you and other persons with whom you contract to provide the services hereunder may from time to time act as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Company has no objection to your or their so acting. When purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you or such other persons which have available funds for investment, the available securities will be allocated in a manner believed by you and such other persons to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund.

                  In addition, it is understood that you and the persons with whom you contract to assist in the performance of your duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict your or their right to engage in and devote time and attention to similar or other businesses.

                  9. Term. This Agreement shall continue with respect to each Fund until December 29, 1998 and thereafter shall continue automatically for successive annual periods ending on the anniversary of such date, provided such continuance with respect to each Fund is specifically approved at least annually by the Company's Board of Directors or vote of the lesser of (a) 67% of the shares of such Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of such Fund, provided that in either event its continuance also is approved by a majority of the Company's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to either Fund or both Funds without penalty, on 60 days' notice, by you or by the Company's Board of Directors or by vote of the lesser of (a) 67% of the shares of such Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of such Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

                  10. "Chapman" Name. The Company recognizes that from time to time your directors, officers and employees may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "Chapman" as part of their name. You or your affiliates may enter into investment advisory or other agreements with such other entities. If you cease to act as the Company's investment adviser, the Company agrees that, at your request, the Company will take all necessary action to change the name of the Company and its Funds to a name not including "Chapman" in any form or combination of words.

                  If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                    Very truly yours,

                                    THE CHAPMAN FUNDS, INC.




                                    By:  /S/ NATHAN A. CHAPMAN, JR.
                                         --------------------------
                                         Nathan A. Chapman, Jr.,
                                           President

Accepted:

CHAPMAN CAPITAL MANAGEMENT, INC.


By:  /S/ NATHAN A. CHAPMAN, JR.
     --------------------------
       Nathan A. Chapman, Jr.
         President